July 3, 2000

Mr. Yifan He, President
Yifan.com, Inc.
41-60 Main Street, Suite 210
Flushing, Queens, New York 11355

      Re:   Agreement Respecting Future Legal Services

Dear Mr. He,

      This letter will confirm that the law firm of Petersen & Fefer has been engaged to serve as general counsel to Yifan.com, Inc., a New York Corporation ("Yifan"). We are aware that Yifan is presently negotiating a transaction whereby the stockholders of Yifan will exchange their Yifan shares for newly issued shares of Smart Games Interactive, Inc., an inactive public shell controlled by Capston Network Company ("Capston").

      As you know, our firm has represented Capston for several years. We have also served as general counsel for Smart Games since April 2000. As counsel for Capston and Smart Games, we have assisted in the negotiation and documentation of the transactions that gave Capston control over the affairs of Smart Games. We have also assisted in subsequent settlement negotiations with the former creditors of Smart Games. Lastly, we have borne primary responsibility for drafting various corporate and regulatory filings for Smart Games and assisted Capston in its preliminary negotiations with Yifan.

      In our discussions over the last several weeks, it has become clear that Yifan will require the services of competent commercial and securities counsel in connection with the completion of the business combination with Smart Games. You will also require the services of competent commercial and securities counsel in connection with the future activities of Yifan. It is expected that such services will include, but not be limited to:

o preparation of all required reports to the SEC under the Securities Exchange Act of 1934;

o     preparation of all necessary contracts;

o assistance in negotiations with respect to acquisitions of additional properties;

o     assistance in negotiations with respect to strategic relationships;

o     assistance in negotiations with respect to additional financing;

o     preparation  of  documents   associated   with  property   acquisitions,
   strategic relationships and financing;

o     assistance with respect to strategic planning; and

o     general legal services in areas other than litigation and patent law.

     At your request, I have discussed the future needs of Yifan with Capston and advised Capston that Yifan would like to hire our law firm as its general counsel. I have also discussed the following issues with Capston:

o Our desire to continue as legal counsel for Capston in connection with other matters;

o Our desire to withdraw as legal counsel for Capston in connection with the Yifan transaction;

o Our desire to continue as legal counsel for Smart Games in connection with the Yifan transaction

o Our desire to assume the role of general counsel for the combined Yifan/Smart Games companies;

o Our obligation to protect the confidences of Capston, Smart Games and Yifan; and

o Our obligation to diligently pursue the best interests of Capston, Smart Games and Yifan;

Based on these discussions, we are willing to assume the role as general counsel for Yifan and the combined Yifan/Smart Games companies on the following conditions:

o The effective date of our engagement as general counsel for Yifan and the combined Yifan/Smart Games companies will be July 1, 2000.

o It is understood that we cannot be involved in negotiations to alter or change the fundamental terms of the proposed Yifan/Smart Games transaction after this date.

o Our activities on behalf of Capston will be kept in strict confidence to the extent that they relate to projects other than the Smart Games takeover and the Yifan/Smart Games transaction.

o Capston will waive all rights to confidentiality on matters relating to the Smart Games takeover, negotiations with Smart Games' creditors and the Yifan/Smart Games transaction.

o In connection with the documentation and closing of the Yifan/Smart Games transaction we will continue to bear primary responsibility for document preparation, but Capston will have all such documents reviewed by other attorneys.

o In connection with future negotiations between Capston, Smart Games and Yifan, we will represent the best interests of Smart Games and Yifan, and Capston acknowledges that we are not acting as legal counsel for Capston in connection with such negotiations.

o We will be permitted to issue opinions on behalf of Yifan and Smart Games in connection with the closing of the Yifan/Smart Games transaction, but Capston will have all such opinions reviewed by other attorneys.

o After the effective date of our engagement as general counsel for Yifan and the combined Yifan/Smart Games companies, Yifan will be entitled to all of the client protections and privileges of the Code of Professional Conduct.

o In the event a dispute arises between Yifan and Capston that relates in any way to the Yifan/Smart Games transaction, we will refrain from acting as legal counsel for either party in connection with the dispute and cooperate fully with both parties in the resolution of the dispute.

     Subject to the foregoing, the law firm of Petersen & Fefer agrees to become general counsel for Yifan.com, Inc. and Smart Games Interactive, Inc effective July 1, 2000. Yifan and Smart Games are collectively referred to from time to time as the "Yifan Companies." Our representation and assistance will specifically include the following:

      (1) We will assist the Yifan Companies in the development of a holding company structure whereby Smart Games Interactive will acquire all of the outstanding stock of Yifan.com, Inc. and the stockholders of Yifan.com, Inc., as a group, will acquire an equity interest in Smart Games equal to not less than 92%. We shall, also assist the Yifan Companies in any "corporate cleanup" activities necessary to complete the proposed business combination, including the preparation of the necessary directors resolutions and other documents.

      (2) In connection with the business combination we will assist the Yifan Companies in the preparation of such regulatory reports, contracts, minutes of meetings and other documents as may be necessary, convenient or desirable to enable the Yifan Companies to complete the business combination in accordance with the requirements of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and Delaware law. Subsequently, we will assist in the preparation of the following SEC filings:

o Current Report on Form 8-K relating to the business combination transaction

o     Information Statement Pursuant to Section 14(f) of the Exchange Act;

o     Information Statement Pursuant to Section 14(c) of the Exchange Act;

o All required Quarterly and Annual Reports and Proxy Statements under the Exchange Act;

o     All required registration statements under the Securities Act;

o     Miscellaneous filings under the Securities Act and the Exchange Act

In connection with each such SEC filing, we will assist in the preparation of such contracts, minutes of meetings as other documents as may be necessary, convenient or desirable to enable the Yifan Companies to lawfully maintain an active trading market on the NASD's Electronic Bulletin Board, the Nasdaq Stock Market or an appropriate regional or national securities exchange, all in accordance with the requirements of the Exchange Act.

      (3) In connection with the future corporate financing activities of the Yifan Companies we will explain to responsible officers and directors of the Yifan Companies their responsibilities under the applicable provisions of state and Federal securities laws and regulations including, in general terms, the possible civil and criminal consequences associated with a failure to comply with such requirements. The appropriate officers and directors of the Yifan Companies must devote adequate time and attention to the review of any documents prepared by us because the applicable securities laws place upon them responsibility for assuring that all necessary disclosure documents are not materially false, misleading or incomplete. They should further understand that we, as lawyers, cannot relieve the Yifan Companies or their officers, directors and principal stockholders of their individual responsibilities under the law although we can assist them in fulfilling them. All information respecting the Yifan Companies, and all biographical information on the officers and directors of the Yifan Companies, shall be furnished to us in writing. We shall be entitled to rely on the accuracy and truthfulness of all written information furnished by the Yifan Companies and their respective officers and directors, and the the Yifan Companies and their respective officers and directors shall jointly and severally indemnify and hold the law firm of Petersen & Fefer harmless from and against all claims arising out of or resulting from material misrepresentations or omissions contained in such written information. In addition to (and not as a limitation to) the foregoing, the Yifan Companies and their respective officers and directors shall execute a Representation Agreement which will be supplied by us prior to the closing of any future financing transaction.

      (4) We will discuss with the appropriate officers and directors of the Yifan Companies their need to create procedures which will enable them to develop the information reasonably necessary to meet the requirements of the Securities Act and the Exchange Act, and to create a reasonable timetable and assignment of responsibilities for developing such information. In each case, the officers and directors of the Yifan Companies shall be responsible for assigning responsibility for developing particular types of information to those persons most knowledgeable about such matters. Particularly, all officers and directors should be given a timely opportunity to review the necessary disclosure documents and discuss them with those persons who are directly involved in their preparation and to whom the officers and directors have assigned responsibility.

      (5) We will perform legal review and analysis of matters which may be required to be passed upon by us in connection with any opinion which must be given because it is required by law, requested by a party to a transaction involving the Yifan Companies, or has been requested by the Yifan Companies. This would include for example, a check of due formation of Yifan.com, Inc. and Smart Games, the valid authorization of the securities being issued and other securities of the same class and the revision of any documents which may directly affect the proposed transaction. Our review and analysis might also include in our discretion inquiry concerning titles, important contracts, pending litigation and the impact of laws having a special effect on the Yifan Companies. To the extent we deem it prudent to consult with counsel for the Yifan Companies for advice or opinions on matters pertaining to litigation, patent law or other matters outside of our area of expertise, we are authorized to do so with the prior approval of the Yifan Companies. All fees and expenses of such counsel shall be the sole and direct responsibility of the Yifan Companies.

      (6) We will assist the Yifan Companies on the basis of information furnished to us by the Yifan Companies. The responsibility for decisions as to whether a fact is material or whether there is a material inaccuracy in any statement shall remain with the officers and directors of the Yifan Companies. We are not obligated to search all the files and records of the Yifan Companies to discover, for example, all material contracts or other documents but shall be entitled to rely, outside of certain legal matters, on interrogations of and reports and compilations prepared by others, including auditors and other lawyers. In particular, we are not being retained to furnish accounting or economic advice.

      (7) We will assist the Yifan Companies in the drafting of the various documents that will be filed with the Securities and Exchange Commission by the Yifan Companies to the end that in his opinion, these documents reflect what the Yifan Companies intend them to say, are not ambiguous and are written in a manner that is designed to protect the Yifan Companies from later claims of overstatement, misleading implications, omissions or other deficiencies due to the manner in which the documents in question have been written. However, you are cautioned merely because we have assisted you in this endeavor, this will not insure such documents will be free from all misleading, unclear or ambiguous statements. However, all information properly furnished to us will be provided in the in the format required. Again, the ability to determine the substance or context of any document filed with the SEC rests solely with the Yifan Companies.

      (8) We will not be required to nor will we make statements that could give a mistaken impression we have passed upon matters which we have not nor that we take responsibility for the accuracy and completeness of any document prepared on behalf of the Yifan Companies. We will advise the Yifan Companies with respect to certain matters under the Federal securities law that may arise and not relate directly to the preparation of any offering document, report or regulatory filing. We will advise the Yifan Companies as to the procedures and requirements involved in the processing and distribution of regulatory reports, proxy statements, news releases and other investor relations material. We will also assist the Yifan Companies in the preparation of any notices or other applications which may be required to be filed with the National Association of Securities Dealers, any Stock Exchanges upon which the Yifan Companies will seek to list their securities and the securities regulatory authority of the applicable states and will advise and assist the Yifan Companies in responding to any comments from such authorities.

      (9) We will advise Yifan Companies in the preparation of any notices, forms, qualifications and other documents that may be necessary to notify the Securities and Exchange Commission, the securities regulatory authority of any states, and any other person or regulatory authority of any of the proposed transactions, will advise and assist Yifan Companies in responding to any comments from such regulatory authorities.

      (10) We will advise the Yifan Companies in the negotiation and preparation of any contracts that are necessary or desirable for the future operations of the Yifan Companies including, but not limited to, employment contracts, stock incentive plans, contracts for the acquisition of tangible property, intellectual property and other intangible property, contracts for the acquisition of business activities or assets, contracts for the creation of strategic relationships and contracts associated with the future financing activities of the Yifan Companies.

      The foregoing undertakings are contingent upon the Yifan Companies promptly advancing, upon request, all costs and expenses and fees when due and owing. Costs and expenses include, but are not limited to, travel, printing, filing fees, photocopy, telephone, document preparation charges, courier, Federal Express, postage and other expenses. The Yifan Companies further acknowledge that we may be required to resign this engagement if our failure to do so would result in a violation of the Code of Professional Responsibility, or any Disciplinary Rule promulgated thereunder, such as those prohibiting counsel from knowingly advising or assisting his client to engage in an illegal or fraudulent act.

      In recognition of the fact that the financial resources of the Yifan Companies are currently limited and the Yifan Companies intend to aggressively control their future out-of-pocket costs, we have agreed to serve as general counsel under a compensation structure that is equity-based, rather than fee-based. As compensation for the services to be rendered in connection with the business combination and all required regulatory filings for a period of one year thereafter, we shall receive a fee consisting of 360,000 shares of the $0.008 par value common stock of the combined Yifan/Smart Games companies. This equity position will represent approximately 2.7% of the post-transaction equity of the combined Yifan/Smart Games companies. These shares will be fully earned upon the execution of the reorganization documents relating to the Yifan/Smart Games business combination and shall have an agreed value of $0.89 per share, an amount which is equal to the price paid by the last person to purchase shares of Yifan.com, Inc. for cash. These shares will be issuable to us upon the effectiveness of an amendment to the Company's Certificate of Incorporation that authorizes the issuance of such $0.008 par value common stock.

     The Yifan Companies will have the right to terminate our engagement as general counsel at any time. In the event that the Yifan Companies elect to retain another firm of lawyers to serve as counsel at any time during the first year of our engagement, we shall be obligated to reimburse the Yifan Companies for one-half of the total billings rendered by such other firm, but only to the extent such billings specifically relate to services that would otherwise be covered by this agreement. Notwithstanding the generality of the foregoing, our maximum liability to the Yifan Companies with respect to the fees charged by successor legal counsel shall not exceed one-half of the fair market value of the 360,000 shares received by us. For purposes of this limitation, the fair market value of the shares will be determined based on the average closing bid price of the Yifan Companies common stock during the 30 day period commencing 90 days after completion of the business combination transaction.

      In addition to the fixed fee set forth in the preceding paragraph which relates solely to services rendered as general counsel to the Yifan Companies, we shall be entitled to receive the following contingent compensation on specific transactions effected by the Yifan Companies during the term of our engagement.

o If we serve as legal counsel for the Yifan Companies in connection with the acquisition of additional properties, assets or businesses, our fee for serving as counsel for the Yifan Companies in connection with the transaction will be 2.7% of the consideration actually paid by the Yifan Companies in connection with the transaction. If the consideration to be received by the other parties to the transaction consists of equity securities of the Yifan Companies or deferred or contingent payments, our fees shall likewise be paid in equity securities of the Yifan Companies or deferred or contingent payments. The Yifan Companies shall have no duty to use our firm as its legal counsel in connection with any acquisition transaction.

o If we serve as legal counsel for the Yifan Companies in connection a future financing transaction, our fee for serving as counsel for the Yifan Companies in connection with the transaction will be 1.35% of gross proceeds received by the Yifan Companies in connection with the transaction. The Yifan Companies shall have no duty to use our firm as its legal counsel in connection with any financing transaction.

All shares issuable pursuant to this agreement shall be issuable 50% to John L. Petersen and 50% to Rachel A. Fefer. To the extent they may lawfully do so, the Yifan Companies shall file a Registration Statement under the Securities Act with respect to all shares issuable to us as compensation, but only if the Yifan Companies are then eligible to file a short form Registration Statement on Form S-8. If the Yifan Companies are not eligible to file a Form S-8 Registration Statement, then such shares shall be issued pursuant to SEC Regulation D.

      We hereby agree that (a) the shares provided for herein will be issued to us compensation for bona fide legal services rendered to the Yifan Companies,
(b) this agreement relates solely to day-to-day legal services as general counsel for the Yifan Companies and our compensation for any future "capital raising transactions" will be established by a separate transaction-specific retainer agreement (c) we have paid no cash consideration to the Yifan Companies for the shares that will be issued to us pursuant to the terms of this letter and no portion of the proceeds from any resale of such shares will be remitted to the Yifan Companies or used directly or indirectly for the payment of any expenses of the Yifan Companies or any of their affiliates, (d) we will not be involved, except as securities counsel, in any activity that promotes or otherwise maintains a market for the securities of the Yifan Companies, (e) as long as we are the beneficial owner of any securities of the Yifan Companies, we will not engage in "buy-side" trading activities, hedging transactions or other activities that could reasonably be expected to influence the market price of such securities, (f) we will not sell any shares in a transaction that is effected at a price lower than the quoted bid price of the securities at the time of sale, (g) if we engage in multiple sales in any five consecutive business days, we will not sell any shares in a transaction that is effected at a price lower than the last price received by us for the same securities, and
(h) we will not sell more than 10% of the shares issued to us in any calendar month.

      If the foregoing terms meet with your approval, please execute one copy of this letter in the space provided below and return the signed copy at your earliest convenience. We appreciate this opportunity to serve your needs and look forward to a long and productive relationship. Please call if you have any questions or comments regarding the terms set forth above.

                                                Very truly yours,
                                                Petersen & Fefer

                                                        /s/

                                                By John L. Petersen

      Accepted and agreed to this 3rd day of July 1999.

Yifan.com, Inc.                               Smart Games Interactive, Inc.


By:           /s/                            By:           /s/
    --------------------------                   -------------
    Its President                                     Its President

Capston Network Company

By:           /s/
    -------------
    Its President